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                                                                   EXHIBIT 10.54

                                                      As of October 3, 2002


TO: Purchasers of Units (each a "Lender" and collectively the "Lenders") consisting of $6,310,000 principal amount of 15% Senior Secured Notes of World Wireless Communications, Inc. (the "Company").

                  Re:  Amendment of Agreements

Gentlemen:

                  Reference is made to the Loan Agreement between the Lenders and the Company dated as of May 17, 2001, as amended on August 7, 2001, effective as of May 17, 2001 (the "Agreement"), including each note issued pursuant thereto (individually a "Note" and collectively the "Notes"), each warrant issued pursuant thereto (individually a "Warrant" and collectively the "Warrants") and the Amended and Restated Pledge/Security Agreement related thereto.

                  For good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged by the Lenders, and as an additional inducement for the Company to continue its offering of units of its Additional 2002 Notes and detachable warrants pursuant to the Confidential Private Placement Memorandum covering such offering, the Company and each Lender agree as follows:

                  1. Each Note shall be amended to change the amount now appearing in Section 3(ii) thereof to "$6,310,000" with the same force and effect as if originally set forth therein, effective as of October 3, 2002.

                  2. Section 1.1(a) of the Loan Agreement shall be amended to read as follows, effective as of September 30, 2002:

                       "(a) Simultaneously with the execution and the delivery of this Agreement, Lancer Offshore, Inc. agrees to lend to Borrower the aggregate sum of $2,250,000, of which (i) the sum of $1,125,000 shall be paid to Borrower upon the execution and the delivery of this Agreement and (ii) the sum of $1,125,000 shall be paid to Borrower on July 15, 2001, provided that Borrower has raised the sum of $2,000,000 in equity from persons other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore Inc., Lancer Partners, L.P., and The Orbiter Fund Ltd.(such loan, together with any other amounts loaned pursuant to this Agreement by any Lender from time to time, including that specified in Section 1.1 (b) hereof, with the consent of the parties hereto, up to a total sum of $6,310,000, shall be referred to collectively as the "Loan"). The Loan shall be used solely by Borrower in the operation of its business as determined by the President of Borrower, subject to supervision thereof by Board of Directors of Borrower. As of April 25, 2002, Lancer Offshore, Inc. loaned

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the Borrower the principal amount of $4,335,000 and, as of October 3, 2002, will have loaned Borrower the principal amount of $5,110,000. The Loan shall be repaid on December 31, 2002 unless it is mandatorily converted into shares of Borrower's Common Stock before that date as provided in Section 1.5 hereof."

                  3. Section 1.1(b) of the Loan Agreement shall be amended to read as follows, effective as of September 30, 2002:

                  "(b)    On August 7, 2001 Lancer Partners L.P. agrees to lend
to Borrower the aggregate sum of $875,000, of which (i) the sum of $350,000 shall be paid to Borrower on August 7, 2001 and (ii) the sums of $275,000 shall be paid to Borrower on or about September 15, 2001, (but no later than September 20, 2001), and $250,000 on or about October 15, 2001 (but no later than October 20, 2001), or such other amount mutually agreed to by the parties hereto, provided that Borrower has raised the sum of $1,500,000 in equity from persons other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore Inc., Lancer Partners, L.P., and The Orbiter Fund Ltd, on or before October 15, 2001 The Loan shall be used solely by Borrower in the operation of its business as determined by the President of Borrower, subject to supervision thereof by the Board of Directors of Borrower. The initial $350,000 principal amount of the Loan shall be repaid on December 31, 2002, and the subsequent tranches of $275,000 and $250,000, or additional amounts, of the Loan if and when made shall be repaid on December 31, 2002, unless such amounts are mandatorily converted into shares of Borrower's Common Stock before that date as provided in Section 1.5 hereof. As of September 30, 2002, Lancer Partners L.P. loaned the Borrower the principal amount of $1,200,000."

                  4. Section 1.5 of the Loan Agreement shall be amended to read as follows, effective as of October 3, 2002:

                  " (a) Notwithstanding anything contained in this Agreement to the contrary, the Loan shall be mandatorily converted into shares of the Common Stock of Borrower at the rate of one share per each $0.05 principal amount of debt, including interest (subject to adjustment for stock dividends, stock splits and reverse stock splits, if any) immediately upon (i) the approval of such conversion by Borrower's shareholders at a meeting of shareholders held for such purpose (among other purposes) and (ii) Borrower's receipt of $6,310,000 in equity from persons other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd., on or before December 31, 2002."

                  5. The First Whereas clause of the Amended and Restated Pledge/Security Agreement shall be amended to read as follows, effective as of April 25, 2002:

                  "WHEREAS, Pledgor wishes to raise a minimum of $1,125,000 and such additional amounts as Pledgee and Pledgor agree to from time to time through a sale of the units consisting of the Senior Secured Notes and warrants to purchase common stock of the Company (the "Units") pursuant to the Confidential Private Placement Memorandum dated May 17, 2001, as amended (the "Memorandum");"

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                  6.   Section 1.2 of the Amended and Restated Pledge/Security
Agreement shall be amended to read as follows, effective as of April 25, 2002:

                  "Section 1.2 Obligations Secured. The obligations secured hereby are the obligations of Pledgor to Pledgee under the Notes sold by Pledgor to Pledgee pursuant to the Memorandum, in the principal amount thereof outstanding from time to time, up to a such maximum amount thereunder as mutually agreed by Pledgor and Pledgee from time to time, and any additional amounts payable by or chargeable to Pledgor thereunder or hereunder (the "Obligations")."

                  7. Section 7.3 of the Amended and Restated Pledge/Security Agreement shall be amended to read as follows, effective as of November 14, 2001:

                  "Section 7.3 Securities Issuance. Pledgor shall not issue any of its stock for less than $0.05 per share, nor shall Pledgor issue any note, warrant, debenture or other security which may convert or be exercised to acquire Pledgor's stock for less than $0.05 per share, except in the case of securities issued pursuant to the Memorandum or unless the antidilution clause contained in the Loan Instruments is applicable."

                  8. Section 8.6 of the Amended and Restated Pledge/Security Agreement shall be amended to read as follows, as of August 7, 2001, effective as of May 17, 2001:

                  "Section 8.6 Applicable Law; Jurisdiction. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its conflicts of law principles. Pledgee and Pledgor hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or state court in Denver, Colorado, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the jurisdiction of any federal or state court in Denver, Colorado, in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement. Pledgee and Pledgor hereto agree that the mailing of any process in any suit, action or proceeding in accordance with the notice provisions of this Agreement shall constitute personal service thereof."

                  9. Section 8.7 of the Amended and Restated Pledge/Security Agreement shall be amended to read as follows, effective as of October 3, 2002:

                  "Section 8.10 Rights to Participate in Board Meetings. Pledgee in its capacity as Pledgee shall have the right to send an observer to attend or participate in any and all meetings of the Board of Directors, or committees thereof, of Pledgor, whether held in person or by conference call. Pledgor agrees to provide Pledgee with the same notice and information that it

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gives to its directors in connection with any such meeting to the extent permitted by applicable law."

                  10. As consideration for the Lenders' agreeing to a three-month extension of the maturity dates of the Notes from September 30, 2002 until and through December 31, 2002, as reflected herein, the Borrower agreed to issue 5,300,000 shares of its Common Stock to the Lenders to be divided pro rata between them based on their respective share of the total loans of $6,310,000 made to the Borrower as of October 3, 2002, subject to the approval of such issuance by the Borrower's stockholders at a meeting in accordance with applicable American Stock Exchange rules. In the event that (i) such stockholder approval is not obtained on or before June 30, 2003 or (ii) the Borrower fails to issue such shares due to its fault within 30 days after the later of (A) the receipt of stockholder approval or (B) the receipt of approval of the amended American Stock Exchange listing application covering, among other things, the 5,300,000 shares of Common Stock issuable to the Lenders hereunder, the Borrower agrees to pay the sum of $265,000 to the Lenders pro rata as set forth above, in full satisfaction thereof, and such payment shall be made within 30 days after the later to occur of such two events described in (i) or (ii) of this sentence.

                  In consideration of the foregoing, each Lender unconditionally acknowledges that the Company is not in default under the Loan Agreement, any of the Notes or any other agreement which is a part of the Loan Agreement.

                  Except as amended as set forth herein, the Agreement, including, without limitation, the Amended and Restated Pledge/Security Agreement, shall continue in full force and effect in accordance with its terms.

                  If this letter accurately sets forth our understanding, please sign your name below and return your signed original to us immediately.

                                             Very truly yours,

                                             WORLD WIRELESS COMMUNICATIONS, INC.


                                                /s/ David D. Singer
                                             -----------------------------------
                                                    David D. Singer, President

LANCER OFFSHORE, INC.                        LANCER PARTNERS L.P.


   /s/ Michael Lauer                            /s/ Michael Lauer
-------------------------------              -----------------------------------
       Michael Lauer, Manager                       Michael Lauer, Manager

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